Exhibit 99.1
Xylem Inc.
301 Water Street SE, Washington, DC 20003
Tel +1.202.869.9150

Contacts: Media Investors
Houston Spencer +1 (914) 323-5723 Andrea van der Berg +1 (202) 869-9151
houston.spencer@xylem.com andrea.vanderberg@xylem.com

Xylem Reports Third Quarter 2022 Results

•Lifting full-year organic revenue growth guidance to 9% to 10%, from 8% to 10%
•Raising full-year adjusted EPS guidance to $2.65 to $2.75, from $2.50 to $2.70
•Third quarter revenue growth of 9% on a reported basis, 16% organically
•Reported earnings per share of $0.07, adjusted earnings per share of $0.79

Washington, D.C., November 1, 2022 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter revenue of $1.4 billion, surpassing previous guidance, with strong commercial and operational execution. While orders were down 7 percent on a reported basis, they were down 1 percent organically, with the difference due to currency. The Company reported resilient underlying global demand with strong backlog growth.

Earnings also exceeded Xylem’s previous guidance, with strong margin performance. Net income was $12 million, or $0.07 per share. Net income margin decreased 810 basis points to 0.9 percent. These results were mainly driven by a previously announced, one-time non-cash pension plan settlement. Adjusted net income was $144 million, or $0.79 per share, which excludes the impacts of restructuring, realignment and special charges. Third quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin was 18.3 percent, reflecting a year-over-year increase of 40 basis points. Strong price realization offset inflation and, coupled with productivity savings, drove the margin expansion, exceeding the impact of strategic investments.

“The team delivered very strong performance across all our regions, driving third quarter results well above expectations on all key metrics,” said Patrick Decker, Xylem president and CEO. “Demand remains resilient across our largest end-markets, and disciplined operational execution delivered double-digit revenue growth with strong margin expansion.”

“We anticipate our momentum will continue driven by the essential nature of the services we provide. Our strong backlog and bidding pipelines support that outlook. The team, from our factories to our channel partners, continues to demonstrate resilience in managing through a dynamic environment, as our customers and communities invest in essential water infrastructure. Based on this strength, we are further raising our full-year guidance for both revenue and earnings per share, with continued confidence in Xylem’s longer-term growth outlook.”

Outlook

Xylem now expects full-year 2022 organic revenue growth to be in the range of 9 to 10 percent, and approximately 4 percent on a reported basis. This represents a raise of the low end of the Company’s previous full-year organic revenue guidance of 8 to 10 percent, and 3 to 5 percent on a reported basis.

Full-year 2022 adjusted EBITDA margin is now expected to be approximately 17.0 percent, raising the low end of the previous range of 16.5 to 17.0 percent. This results in adjusted earnings per share of $2.65 to $2.75, an increase from the previous range of $2.50 to $2.70. The increased guidance reflects strong demand, gradual easing of supply chain constraints, and price realization, partially offset by inflation and foreign exchange headwinds.

Further 2022 planning assumptions are included in Xylem’s third quarter 2022 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Third Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•Third quarter 2022 revenue was $574 million, a 5 percent increase, 13 percent organically, compared with third quarter 2021. This strong growth was driven by price realization, robust utilities demand in the US and Western Europe, and dewatering demand in the US and Emerging Markets.

•Third quarter reported operating income for the segment was $104 million, a 3.0 percent increase versus the comparable period last year. Adjusted operating income for the segment, which excludes $3 million of restructuring and realignment costs, was $107 million, a 4.9 percent increase versus the comparable period last year. Reported operating margin for the segment was 18.1 percent, down 40 basis points versus the prior year, and adjusted operating margin was 18.6 percent, flat versus the prior year. Adjusted EBITDA margin was 20.7 percent, down 50 basis points from the prior year. Favorable price realization net of inflation was offset by strategic investments and unfavorable mix.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.

•Third quarter 2022 Applied Water revenue was $458 million, a 15 percent increase, 20 percent organically, year-over-year. The robust growth was driven by strong price realization and backlog execution across all end markets.

•Third quarter reported operating income for the segment was $77 million, a 28.3 percent increase versus comparable period last year, and adjusted operating income, which excludes $1 million of restructuring and realignment costs, was $78 million, a 25.8 percent increase versus the comparable period last year. The segment reported operating margin was 16.8 percent, up 180 basis points versus the prior year period. Adjusted operating margin increased 150 basis points over the prior year period to 17.0 percent. Adjusted EBITDA margin was 18.1 percent, up 110 basis points from the prior year. Margin expansion was driven by strong price realization more than offsetting inflation coupled with productivity savings.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics, and analytic instrumentation.

•Third quarter 2022 Measurement & Control Solutions revenue was $348 million, up 9 percent, 15 percent organically, versus the prior year. While chip supply remains constrained, we continue to see modest sequential improvement, and strength in our water quality test applications.

•Third quarter reported operating income for the segment was $(2) million, a 128.6 percent decrease versus the comparable period last year, and adjusted operating income, which excludes $2 million of restructuring and realignment costs and $12 million of special charges, was $12 million, a 100 percent increase versus the comparable period last year. The segment reported operating margin was (0.6) percent, down 280 basis points versus the prior year period. Adjusted operating margin of 3.4 percent increased 150 basis points over the prior year period. Adjusted EBITDA margin was 13.8 percent, down 40 basis points from the prior year. Strong price realization, volume growth and productivity savings were more than offset by higher inflation.

Supplemental information on Xylem’s third quarter 2022 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our 17,000 diverse employees delivered revenue of $5.2 billion in 2021. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

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Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by impacts from changes in international conditions, including as a result of the war between Russia and Ukraine, the coronavirus (“COVID-19”) pandemic and macroeconomic conditions, including inflation. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, inflation, interest rates and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated with our global sales and operations, including with respect to domestic content requirements applicable to projects with governmental funding; continued uncertainty around the ongoing impacts of the COVID-19 pandemic on the macroeconomy and our business, operations, growth, and financial condition; actual or potential other epidemics, pandemics or global health crises; availability, shortage or delays in receiving electronic components (in particular, semiconductors), parts, and raw materials from our supply chain; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs and other factors; demand for our products; disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; ability to retain and attract senior management and other diverse and key talent, as well as competition for overall talent and labor; difficulty predicting our financial results; defects, security, warranty and liability claims, and recalls with respect to products; availability, regulation or interference with radio spectrum used by certain of our products; uncertainty related to restructuring and realignment actions and related costs and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; volatility in served markets or impacts on business and operations due to weather conditions, including the effects of climate change; fluctuations in foreign currency exchange rates; our ability to borrow or refinance our existing indebtedness and uncertainty around the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, our products, competition, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 ("2021 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this Report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2022	2021	2022	2021
Revenue	$1,380	$1,265	$4,016	$3,872
Cost of revenue	856	793	2,505	2,390
Gross profit	524	472	1,511	1,482
Selling, general and administrative expenses	294	273	912	878
Research and development expenses	47	49	152	152
Restructuring and asset impairment charges	15	(2)	22	7
Operating income	168	152	425	445
Interest expense	12	21	37	63
U.K. pension settlement expense	140	—	140	—
Other non-operating income, net	1	2	2	1
Gain from sale of business	—	—	1	2
Income before taxes	17	133	251	385
Income tax expense	5	19	45	71
Net income	$12	$114	$206	$314
Earnings per share:
Basic	$0.07	$0.63	$1.14	$1.74
Diluted	$0.07	$0.63	$1.14	$1.73
Weighted average number of shares:
Basic	180.2	180.2	180.2	180.2
Diluted	180.9	181.6	180.9	181.5

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$1,186	$1,349
Receivables, less allowances for discounts, returns and credit losses of $46 and $44 in 2022 and 2021, respectively	1,018	953
Inventories	837	700
Prepaid and other current assets	150	158
Total current assets	3,191	3,160
Property, plant and equipment, net	585	644
Goodwill	2,637	2,792
Other intangible assets, net	933	1,016
Other non-current assets	760	664
Total assets	$8,106	$8,276
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$618	$639
Accrued and other current liabilities	828	752
Short-term borrowings and current maturities of long-term debt	483	—
Total current liabilities	1,929	1,391
Long-term debt	1,880	2,440
Accrued post-retirement benefits	361	438
Deferred income tax liabilities	260	287
Other non-current accrued liabilities	454	494
Total liabilities	4,884	5,050
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 196 shares and 195.6 shares in 2022 and 2021, respectively	2	2
Capital in excess of par value	2,123	2,089
Retained earnings	2,197	2,154
Treasury stock – at cost 15.8 shares and 15.2 shares in 2022 and 2021, respectively	(708)	(656)
Accumulated other comprehensive loss	(399)	(371)
Total stockholders’ equity	3,215	3,218
Non-controlling interests	7	8
Total equity	3,222	3,226
Total liabilities and stockholders’ equity	$8,106	$8,276

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the nine months ended September 30,	2022	2021
Operating Activities
Net income	$206	$314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	83	90
Amortization	93	96
Share-based compensation	28	25
Restructuring and asset impairment charges	22	7
U.K. pension settlement	140	—
Gain from sale of business	(1)	(2)
Other, net	(9)	3
Payments for restructuring	(7)	(21)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(145)	(78)
Changes in inventories	(214)	(135)
Changes in accounts payable	47	19
Changes in accrued taxes	(12)	—
Other, net	3	—
Net Cash – Operating activities	234	318
Investing Activities
Capital expenditures	(148)	(127)
Proceeds from sale of business	1	2
Proceeds from the sale of property, plant and equipment	3	1
Cash received from investments	5	—
Cash received from cross-currency swaps	24	11
Cash paid for investments	(9)	—
Other, net	1	—
Net Cash – Investing activities	(123)	(113)
Financing Activities
Long-term debt repaid	—	(600)
Repurchase of common stock	(52)	(68)
Proceeds from exercise of employee stock options	6	15
Dividends paid	(163)	(152)
Other, net	(1)	(1)
Net Cash – Financing activities	(210)	(806)
Effect of exchange rate changes on cash	(64)	(19)
Net change in cash and cash equivalents	(163)	(620)
Cash and cash equivalents at beginning of year	1,349	1,875
Cash and cash equivalents at end of period	$1,186	$1,255
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$67	$83
Income taxes (net of refunds received)	$57	$71

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for costs related to the UK pension plan buyout.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2022 v. 2021	% Change 2022 v. 2021	Acquisitions/ Divestitures	FX Impact	Change Adj. 2022 v. 2021	% Change Adj. 2022 v. 2021
	2022	2021

Nine Months Ended September 30
Xylem Inc.	4,818	4,716	102	2%	18	189	309	7%	6%
Water Infrastructure	1,985	1,873	112	6%	—	113	225	12%	12%
Applied Water	1,394	1,409	(15)	(1)%	—	45	30	2%	2%
Measurement & Control Solutions	1,439	1,434	5	0%	18	31	54	4%	3%

Quarter Ended September 30
Xylem Inc.	1,419	1,518	(99)	(7)%	7	82	-10	(1)%	(1)%
Water Infrastructure	594	623	(29)	(5)%	—	47	18	3%	3%
Applied Water	409	446	(37)	(8)%	—	20	(17)	(4)%	(4)%
Measurement & Control Solutions	416	449	(33)	(7)%	7	15	(11)	(2)%	(4)%

Quarter Ended June 30
Xylem Inc.	1,684	1,660	24	1%	5	67	96	6%	5%
Water Infrastructure	731	639	92	14%	—	42	134	21%	21%
Applied Water	480	486	(6)	(1)%	—	15	9	2%	2%
Measurement & Control Solutions	473	535	(62)	(12)%	5	10	-47	(9)%	(10)%

Quarter Ended March 31
Xylem Inc.	1,715	1,538	177	12%	6	40	223	14%	14%
Water Infrastructure	660	611	49	8%	—	24	73	12%	12%
Applied Water	505	477	28	6%	—	10	38	8%	8%
Measurement & Control Solutions	550	450	100	22%	6	6	112	25%	24%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2022 v. 2021	% Change 2022 v. 2021	Acquisitions / Divestitures	FX Impact	Change Adj. 2022 v. 2021	% Change Adj. 2022 v. 2021
	2022	2021

Nine Months Ended September 30
Xylem Inc.	4,016	3,872	144	4%	9	173	326	8%	8%
Water Infrastructure	1,696	1,625	71	4%	—	99	170	10%	10%
Applied Water	1,312	1,207	105	9%	—	44	149	12%	12%
Measurement & Control Solutions	1,008	1,040	(32)	(3)%	9	30	7	1%	0%

Quarter Ended September 30
Xylem Inc.	1,380	1,265	115	9%	4	80	199	16%	15%
Water Infrastructure	574	547	27	5%	—	46	73	13%	13%
Applied Water	458	400	58	15%	—	21	79	20%	20%
Measurement & Control Solutions	348	318	30	9%	4	13	47	15%	14%

Quarter Ended June 30
Xylem Inc.	1,364	1,351	13	1%	3	60	76	6%	5%
Water Infrastructure	589	569	20	4%	—	34	54	9%	9%
Applied Water	429	414	15	4%	—	15	30	7%	7%
Measurement & Control Solutions	346	368	(22)	(6)%	3	11	(8)	(2)%	(3)%

Quarter Ended March 31
Xylem Inc.	1,272	1,256	16	1%	2	33	51	4%	4%
Water Infrastructure	533	509	24	5%	—	19	43	8%	8%
Applied Water	425	393	32	8%	—	8	40	10%	10%
Measurement & Control Solutions	314	354	(40)	(11)%	2	6	(32)	(9)%	(10)%

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Year-to-Date
	2022	2021	2022	2021	2022	2021	2022	2021
Net Cash - Operating Activities	$(81)	$(26)	$113	$232	$202	$112	$234	$318
Capital Expenditures - PP&E	(31)	(22)	(30)	(25)	(37)	(33)	(98)	(80)
Capital Expenditures - Software	(18)	(17)	(16)	(16)	(16)	(14)	(50)	(47)
Capital Expenditures	(49)	(39)	(46)	(41)	(53)	(47)	(148)	(127)
Free Cash Flow	$(130)	$(65)	$67	$191	$149	$65	$86	$191
Net Income	82	87	112	113	12	114	206	314
Gain/(Loss) from sale of business	1	—	—	2	—		1	2
Restructuring & Realignment Charges - non-cash impairment	—	(1)	—	—	—	—	—	(1)
U.K. pension buyout settlement - non-cash release from AOCI	—	—	—	—	(140)	—	(140)	—
U.K. pension buyout settlement - non-cash tax release from AOCI	—	—	—	—	23	—	23	—
Special Charges - non-cash impairment	—	(1)	(1)	—	(12)	—	(13)	(1)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$81	$89	$113	$111	$141	$114	$335	$314
Operating Cash Flow Conversion	(99)%	(30)%	101%	205%	1683%	98%	114%	101%
Free Cash Flow Conversion	(160)%	(73)%	59%	172%	106%	57%	26%	61%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		YTD
	2022	2021	2022	2021	2022	2021	2022	2021
Total Revenue
• Total Xylem	1,272	1,256	1,364	1,351	1,380	1,265	4,016	3,872
• Water Infrastructure	533	509	589	569	574	547	1,696	1,625
• Applied Water	425	393	429	414	458	400	1,312	1,207
• Measurement & Control Solutions	314	354	346	368	348	318	1,008	1,040
Operating Income
• Total Xylem	111	133	146	160	168	152	425	445
• Water Infrastructure	74	71	108	93	104	101	286	265
• Applied Water	59	66	61	64	77	60	197	190
• Measurement & Control Solutions	(10)	9	(5)	13	(2)	7	(17)	29
• Total Segments	123	146	164	170	179	168	466	484
Operating Margin
• Total Xylem	8.7%	10.6%	10.7%	11.8%	12.2%	12.0%	10.6%	11.5%
• Water Infrastructure	13.9%	13.9%	18.3%	16.3%	18.1%	18.5%	16.9%	16.3%
• Applied Water	13.9%	16.8%	14.2%	15.5%	16.8%	15.0%	15.0%	15.7%
• Measurement & Control Solutions	(3.2)%	2.5%	(1.4)%	3.5%	(0.6)%	2.2%	(1.7)%	2.8%
• Total Segments	9.7%	11.6%	12.0%	12.6%	13.0%	13.3%	11.6%	12.5%
Special Charges
• Total Xylem	1	2	1	—	13	1	15	3
• Water Infrastructure	—	—	—	—	—	—	—	—
• Applied Water	—	1	—	—	—	—	—	1
• Measurement & Control Solutions	—	—	1	—	12	—	13	—
• Total Segments	—	1	1	—	12	—	13	1
Restructuring & Realignment Costs
• Total Xylem	4	8	8	6	6	2	18	16
• Water Infrastructure	1	5	3	4	3	1	7	10
• Applied Water	1	1	2	2	1	2	4	5
• Measurement & Control Solutions	2	2	3	—	2	(1)	7	1
• Total Segments	4	8	8	6	6	2	18	16
Adjusted Operating Income
• Total Xylem	116	143	155	166	187	155	458	464
• Water Infrastructure	75	76	111	97	107	102	293	275
• Applied Water	60	68	63	66	78	62	201	196
• Measurement & Control Solutions	(8)	11	(1)	13	12	6	3	30
• Total Segments	127	155	173	176	197	170	497	501
Adjusted Operating Margin
• Total Xylem	9.1%	11.4%	11.4%	12.3%	13.6%	12.3%	11.4%	12.0%
• Water Infrastructure	14.1%	14.9%	18.8%	17.0%	18.6%	18.6%	17.3%	16.9%
• Applied Water	14.1%	17.3%	14.7%	15.9%	17.0%	15.5%	15.3%	16.2%
• Measurement & Control Solutions	(2.5)%	3.1%	(0.3)%	3.5%	3.4%	1.9%	0.3%	2.9%
• Total Segments	10.0%	12.3%	12.7%	13.0%	14.3%	13.4%	12.4%	12.9%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2022				Q3 2021
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,380	—		1,380	1,265	—		1,265
Operating Income	168	19	a	187	152	3	a	155
Operating Margin	12.2%			13.6%	12.0%			12.3%
Interest Expense	(12)	—		(12)	(21)	—		(21)
Other Non-Operating Income (Expense)	1	1	b	2	2	1	b	3
UK Pension Buyout Settlement	(140)	140		—	—	—		—
Gain/(Loss) from sale of business	—	—		—	—	—		—
Income before Taxes	17	160		177	133	4		137
Provision for Income Taxes	(5)	(28)	c	(33)	(19)	(2)	c	(21)
Net Income attributable to Xylem	12	132		144	114	2		116
Diluted Shares	181.0			181.0	182.0			182.0
Diluted EPS	$0.07	$0.72		$0.79	$0.63	$—		$0.63

Year-over-year currency translation impact on current year diluted EPS	$0.03	$(0.17)		$(0.14)
Diluted EPS at Constant Currency	$0.04	$0.89		$0.93

	Q3 YTD 2022				Q3 YTD 2021
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	4,016	—		4,016	3,872	—		3,872
Operating Income	425	33	a	458	445	19	a	464
Operating Margin	10.6%	—		11.4%	11.5%			12.0%
Interest Expense	(37)	—		(37)	(63)	—		(63)
Other Non-Operating Income (Expense)	2	4	b	6	1	5	b	6
UK Pension Buyout Settlement	(140)	140		—	—	—		—
Gain/(Loss) from sale of business	1	(1)		—	2	(2)		—
Income before Taxes	251	176		427	385	22		407
Provision for Income Taxes	(45)	(34)	c	(79)	(71)	1	c	(70)
Net Income attributable to Xylem	206	142		348	314	23		337
Diluted Shares	181.0			181.0	182.0			182.0
Diluted EPS	$1.14	$0.78		$1.92	$1.73	$0.13		$1.86

Year-over-year currency translation impact on current year diluted EPS	$(0.09)	$(0.17)		$(0.26)
Diluted EPS at Constant Currency	$1.23	$0.95		$2.18

a	Quarter-to-date: Restructuring & realignment costs of $6 million in 2022 and $2 million in 2021, as well as special charges of $13 million in 2022 ($1 million UK pension plan charges and $12 million asset impairment charges) and $1 million in 2021 for UK pension plan charges.
Year-to-date: Restructuring & realignment costs of $18 million in 2022 and $16 million in 2021, as well as special charges of $15 million in 2022 ($2 million UK pension plan charges and $13 million of asset impairment charges) in 2022 and $3 million ($1 million of intangible asset impairment charges and $2 million of other charges) in 2021.
b	Quarter-to-date: Special non-operating charges consist of $141 million in 2022 related to UK pension plan charges and buyout settlement and $1 million in 2021 for costs related to the UK pension plan.
Year-to-date: Special non-operating charges consist of $144 million in 2022 related to the UK pension plan charges and buyout settlement and $5 million in 2021 for costs related to the UK pension plan.
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $1 million in 2022 and $1 million in 2021; net tax impact on special charges of $25 million in 2022; and $2 million in 2022 and $1 million in 2021 of negative impact from tax related special benefits to GAAP tax, respectively.
Year-to-date: Net tax impact on restructuring & realignment costs of $4 million in 2022 and $4 million in 2021; $26 million net tax impact on special charges in 2022 and $1 million 2021; and $4 million of negative impact from tax related special benefits to GAAP tax in 2022 and $6 million of positive impact from tax related special charges to GAAP tax in 2021.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Net Income	82	112	12		206
Net Income Margin	6.4%	8.2%	0.9%		5.1%
Depreciation	28	28	27		83
Amortization	30	32	31		93
Interest Expense (Income), net	11	10	7		28
Income Tax Expense	16	24	5		45
EBITDA	167	206	82	—	455
Share-based Compensation	9	9	10		28
Restructuring & Realignment	4	8	6		18
U.K. Pension Settlement	—	—	140		140
Special Charges	2	3	14		19
Loss/(Gain) from sale of business	(1)	—	—		(1)
Adjusted EBITDA	181	226	252	—	659
Revenue	1,272	1,364	1,380		4,016
Adjusted EBITDA Margin	14.2%	16.6%	18.3%		16.4%

2021
	Q1	Q2	Q3	Q4	Total
Net Income	87	113	114	113	427
Net Income Margin	6.9%	8.4%	9.0%	8.5%	8.2%
Depreciation	30	29	31	28	118
Amortization	32	33	31	31	127
Interest Expense (Income), net	19	19	20	11	69
Income Tax Expense	27	25	19	13	84
EBITDA	195	219	215	196	825
Share-based Compensation	9	8	8	8	33
Restructuring & Realignment	8	6	2	6	22
Special Charges	3	3	2	4	12
Loss/(Gain) from sale of business	—	(2)	—	—	(2)
Adjusted EBITDA	215	234	227	214	890
Revenue	1,256	1,351	1,265	1,323	5,195
Adjusted EBITDA Margin	17.1%	17.3%	17.9%	16.2%	17.1%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	74	108	104		286
Loss/ (Gain) from sale of business	—	—	—		—
Depreciation	11	11	11		33
Amortization	2	3	1		6
Other non-operating expense, excluding interest income	(4)	1	—		(3)
EBITDA	83	123	116	—	322
Share-based Compensation	1	—	—		1
Restructuring & Realignment	1	3	3		7
Adjusted EBITDA	85	126	119	—	330
Revenue	533	589	574		1,696
Adjusted EBITDA Margin	15.9%	21.4%	20.7%		19.5%

2021
	Q1	Q2	Q3	Q4	Total
Operating Income	71	93	101	122	387
Loss/ (Gain) from sale of business	—	—	—		—
Depreciation	11	11	11	10	43
Amortization	2	2	1	3	8
Other non-operating expense, excluding interest income	(2)	(2)	1	-2	(5)
EBITDA	82	104	114	133	433
Share-based Compensation	1	—	1	—	2
Restructuring & Realignment	5	4	1	2	12
Adjusted EBITDA	88	108	116	135	447
Revenue	509	569	547	622	2,247
Adjusted EBITDA Margin	17.3%	19.0%	21.2%	21.7	19.9%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	59	61	77		197
Loss/(Gain) from sale of business	—	—	—		—
Depreciation	5	4	4		13
Amortization	—	1	—		1
Other non-operating expense, excluding interest income	(1)	—	(1)		(2)
EBITDA	63	66	80	—	209
Share-based Compensation	1	1	2		4
Restructuring & Realignment	1	2	1		4
Adjusted EBITDA	65	69	83	—	217
Revenue	425	429	458		1,312
Adjusted EBITDA Margin	15.3%	16.1%	18.1%		16.5%

2021
	Q1	Q2	Q3	Q4	Total
Operating Income	66	64	60	50	240
Loss/(Gain) from sale of business	—	2	—	—	2
Depreciation	5	5	5	5	20
Amortization	1	1	—	—	2
Other non-operating expense, excluding interest income	—	(1)	—	(2)	(3)
EBITDA	72	71	65	53	261
Share-based Compensation	1	1	1	1	4
Restructuring & Realignment	1	2	2	2	7
Special Charges	1	—	—	—	1
Loss/(Gain) from sale of business	—	(2)	—	—	(2)
Adjusted EBITDA	75	72	68	56	271
Revenue	393	414	400	406	1,613
Adjusted EBITDA Margin	19.1%	17.4%	17.0%	13.8	16.8%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	(10)	(5)	(2)		(17)
Loss/(Gain) from sale of business	1	—	—		1
Depreciation	9	8	8		25
Amortization	25	26	27		78
Other non-operating expense, excluding interest income	—	(1)	(1)		(2)
EBITDA	25	28	32	—	85
Share-based Compensation	1	2	2		5
Restructuring & Realignment	2	3	2		7
Special Charges	—	1	12		13
Loss/(Gain) from sale of business	(1)	—	—		(1)
Adjusted EBITDA	27	34	48	—	109
Revenue	314	346	348		1,008
Adjusted EBITDA Margin	8.6%	9.8%	13.8%		10.8%

2021
	Q1	Q2	Q3	Q4	Total
Operating Income	9	13	7	(17)	12
Depreciation	9	10	11	8	38
Amortization	27	27	27	26	107
Other non-operating expense, excluding interest income	(1)	(1)	—	—	(2)
EBITDA	44	49	45	17	155
Share-based Compensation	1	2	1	2	6
Restructuring & Realignment	2	—	(1)	2	3
Adjusted EBITDA	47	51	45	21	164
Revenue	354	368	318	295	1,335
Adjusted EBITDA Margin	13.3%	13.9%	14.2%	7.1	12.3%